Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ACM Research, Inc.
42307 Osgood Road, Suite I
Fremont, California 94539
United States

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 1, 2021, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of ACM Research, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO China Shu Lun Pan Certified Public Accountants LLP
Shenzhen, The People’s Republic of China

March 11, 2021